                                                                     EXHIBIT 4.1

                                                                 OCTOBER 1, 1996


Interactive Data
14 Wall Street
New York, N.Y. 10005
212-285-0700


Merrill Lynch, Pierce, Fenner & Smith Incorporated
Defined Asset Funds
P.O. Box 9051
Princeton, N.J. 08543-9051


The Bank of New York
Unit Investment Trust Department
P.O. Box 974
Wall Street Station
New York, NY 10268-0974


RE: CORPORATE INCOME FUND, MONTHLY PAYMENT SERIES-323, DEFINED ASSET FUNDS (A
   UNIT INVESTMENT TRUST) UNITS OF FRACTIONAL UNDIVIDED INTEREST--REGISTERED UNDER THE SECURITIES ACT OF 1933, FILE NO. 333-02039


Gentlemen:


   We have examined the Registration Statement for the above-captioned Fund.


   We hereby consent to the reference to Interactive Data Services, Inc. in the Prospectus and Registration Statement for the above-captioned Fund and to the evaluations of the Obligations prepared by us which are referred to in such Prospectus and Registration Statement.


   You are authorized to file copies of this letter with the Securities and Exchange Commission.


                               Very truly yours,



                               James Perry
                               Vice President